EXHIBIT 32.2

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
           AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 of The Hartford Financial Services Group, Inc. (the "Company"), filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350 as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1)      The Report fully  complies  with the  requirements  of section  13(a) or section 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 6, 2003

                            /s/ David M. Johnson
                            ----------------------------------------------------
                            David M. Johnson
                            Executive Vice President and Chief Financial Officer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Hartford Financial Services Group, Inc. and will be retained by The Hartford Financial Services Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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